                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Robert C. Paul, located at One Campus
Martius, Detroit, Michigan 48226, do hereby nominate, constitute and appoint
Daniel S. Follis, Jr. or Terri Trainor Clark, with offices at One Campus Martius,
Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware
Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 19th day of September, 2013.

                                        /s/ Robert C. Paul
                                        ------------------
                                        Robert C. Paul

In presence of Witness

                                        /s/ Lynn Sharba
                                        ---------------
                                        Lynn Sharba

Subscribed and sworn to before me this 19th day of September, 2013

                                        Notary Public
                                        /s/ Jennifer Fournier
                                        ---------------------
                                        Jennifer Fournier

                                        Acting in Wayne County,
                                        State of Michigan
                                        My Commission expires: 9/15/2019